Exhibit 4.7

FIRST SUPPLEMENTAL INDENTURE

7.125% SENIOR NOTES DUE 2024

First Supplemental Indenture (this “Supplemental Indenture”), dated as of May 9, 2017, among Uniti Group LP, a Delaware limited partnership (the “Successor Issuer”), Uniti Fiber Holdings Inc., a Delaware corporation (“Uniti Fiber”), CSL Capital, LLC, a Delaware limited liability company (“CSL Capital”), Uniti Group Inc. (the “Predecessor Issuer”), the guarantors listed on the signature pages hereto, including Uniti Group Finance Inc. (the “New Guaranteeing Subsidiary” and together with the other guarantors party hereto, the “Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Predecessor Issuer, Uniti Fiber and CSL Capital have heretofore executed and delivered to the Trustee an indenture, dated as of May 8, 2017 (the “Indenture”), providing for the issuance of the Senior Notes due 2024 (the “Notes”);

WHEREAS, the Predecessor Issuer has transferred substantially all of its assets to the Successor Issuer;

WHEREAS, Section 5.01 of the Indenture contemplates that the Successor Issuer shall execute and deliver a supplemental indenture pursuant to which the Successor Issuer shall expressly assume all of the obligations of the Predecessor Issuer under the Indenture and the Notes;

WHEREAS, pursuant to Section 5.01 of the Indenture, upon a transfer of all or substantially all of the assets by the Predecessor Issuer to the Successor Issuer and the assumption by the Successor Issuer of all of the obligations of the Predecessor Issuer under the Indenture and the Notes, the Predecessor Issuer is automatically released and discharged from its obligations under the Indenture and the Notes;

WHEREAS, pursuant to Section 9.01(c) of the Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to comply with Section 5.01 of the Indenture;

WHEREAS, the Indenture provides that under certain circumstances the New Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental Indenture pursuant to which the New Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Sections 9.01(c), 9.01(i) and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.  (a) The Successor Issuer hereby expressly assumes and agrees to perform all obligations of the Predecessor Issuer under the Indenture and the Notes.

(b) Pursuant to Section 5.01 of the Indenture, the Predecessor Issuer is hereby automatically released and discharged from its obligations under the Indenture and the Notes.

(c)  The Successor Issuer, as the successor Person to which a sale, assignment, transfer, lease, conveyance or other disposition of substantially all the assets of the Predecessor Issuer was made, hereby  succeeds to, and is substituted for (so that from and after the date hereof, the provisions of the Indenture referring to the Predecessor Issuer  (referred to as the “Issuer” in the Indenture) shall refer instead to the Successor Issuer), and may exercise every right and power of the Issuer under the Indenture with the same effect as if such Successor Issuer had been named as the Issuer in the Indenture.

Section 4. The New Guaranteeing Subsidiary, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 5.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.  This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 7.  This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 8. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 9. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 10.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement or recital herein.

Section 11. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI GROUP LP

By: UNITI GROUP INC., as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

UNITI FIBER HOLDINGS INC.

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

CSL CAPITAL, LLC

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

[Signature Page to First Supplemental Indenture — 7.125% Senior Notes due 2024]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI GROUP INC., as Predecessor Issuer

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

[Signature Page to First Supplemental Indenture — 7.125% Senior Notes due 2024]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GUARANTORS:

CSL NATIONAL GP, LLC
CSL ALABAMA SYSTEM, LLC
CSL ARKANSAS SYSTEM, LLC
CSL FLORIDA SYSTEM, LLC
CSL IOWA SYSTEM, LLC
CSL MISSISSIPPI SYSTEM, LLC
CSL MISSOURI SYSTEM, LLC
CSL NEW MEXICO SYSTEM, LLC
CSL OHIO SYSTEM, LLC
CSL OKLAHOMA SYSTEM, LLC
CSL REALTY, LLC
CSL TEXAS SYSTEM, LLC
CSL NORTH CAROLINA REALTY GP, LLC
CSL TENNESSEE REALTY PARTNER, LLC
CSL TENNESSEE REALTY, LLC
CONTACT NETWORK, LLC
PEG BANDWIDTH DC, LLC
PEG BANDWIDTH DE, LLC
PEG BANDWIDTH IA, LLC
PEG BANDWIDTH LA, LLC
PEG BANDWIDTH MA, LLC
PEG BANDWIDTH MS, LLC
PEG BANDWIDTH TX, LLC
PEG BANDWIDTH VA, LLC
UNITI FIBER HOLDINGS - TC LLC
UNITI FIBER LLC
UNITI LEASING LLC
UNITI TOWERS LLC
UNITI TOWERS NMS HOLDINGS LLC
UNITI TOWERS — NMS INVESTOR LLC
UNITI GROUP FINANCE INC.

By:	/s/ Daniel L. Heard
Name:	Daniel L. Heard
Title:	Executive Vice President — General Counsel and Secretary

[Signature Page to First Supplemental Indenture — 7.125% Senior Notes due 2024]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CSL NATIONAL, LP, as a Guarantor

By: CSL NATIONAL GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

CSL NORTH CAROLINA REALTY, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

CSL NORTH CAROLINA SYSTEM, LP, as a Guarantor

By: CSL NORTH CAROLINA REALTY GP, LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

UNITI HOLDINGS LP, as a Guarantor

By: UNITI HOLDINGS GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

[Signature Page to First Supplemental Indenture — 7.125% Senior Notes due 2024]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

UNITI LATAM LP, as a Guarantor

By: UNITI LATAM GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

UNITI QRS HOLDINGS LP, as a Guarantor

By: UNITI QRS Holdings GP LLC, as its general partner

By:	/s/ Daniel L. Heard
	Name:	Daniel L. Heard
	Title:	Executive Vice President — General Counsel and Secretary

[Signature Page to First Supplemental Indenture — 7.125% Senior Notes due 2024]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

[Signature Page to First Supplemental Indenture — 7.125% Senior Notes due 2024]